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                                                                      EXHIBIT 21

                  SUBSIDIARIES OF HUSSMANN INTERNATIONAL, INC.



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         Name                                           Place of Incorporation
         ----                                           -----------------------
         Hussmann Corporation                                 Missouri
            Krack Corporation                                 Illinois
            Hussmann International Sales Corporation          Barbados
            Luoyang Hussmann Refrigeration Co. Ltd.*          China
            Refrigeracion Frio Lux S.A.I.                     Chile
            Hussmann Del Peru, S.A.                           Peru
            Chesley Industries, Inc.                          Michigan
            Design & Build Construction, Inc.                 California
            Hussmann Tempcool Holdings PTE Limited*           Singapore
         Whitman Netherlands B.V.                             Netherlands
            Hussmann Mexico Ltda.                             Mexico
            American Refrigeration Products Ltda.             Mexico
            Industrias Frigorificas, S.A. de C.V.             Mexico
            Hussmann Immobiliaria, S.A. de C.V.               Mexico
            Gilmart S.A. de C.V.                              Mexico
            Industrias Gilvert S.A. de C.V.                   Mexico
            Hussmann Refrigeration International B.V.         Netherlands
               Fast Frio do Brasil Ltda.*                     Brazil
               Hussmann Canada Holdings, Ltd.                 Canada
                 Hussmann Canada, Inc.                        Canada
               Hussmann Holdings, Ltd.                        England
                 Hussmann (Europe) Ltd.                       England
                   Hussmann Refrigeration (Hungary) KFT*      Hungary
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     * Each of the above subsidiaries is 100% owned or controlled except as follows: Hussmann Tempcool Holdings PTE Limited (50%), Hussmann Fast Frio do Brasil Ltda. (70%), Hussmann Refrigeration (Hungary) KFT (60%) and Luoyang Hussmann Refrigeration Co., Ltd. (55%).